                                                                  EXHIBIT (23.1)





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports dated November 14, 1997, on the consolidated financial statements and financial statement schedules of UGI Corporation and subsidiaries for the year ended September 30, 1997, included (or incorporated by reference) in UGI Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, into UGI Corporation's previously filed S-8 Registration Statement No. 33-47319; Form S-3 Registration Statement No. 33-78776; and Form S-8 Registration Statement Nos. 33-61722, 333-22305 and 333-37093.






Arthur Andersen LLP
Chicago, Illinois
December 22, 1997